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                                    Exhibit 12.1

                       REDWOOD EMPIRE BANCORP AND SUBSIDIARIES

                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (in thousands, except ratios)

                                                                     Year Ended
                                                                    December 31,
                                                                        1997
                                                                    ------------
EXCLUDING INTEREST ON DEPOSITS

Net income                                                                $3,441
Tax provision                                                              2,266
Fixed charges:
  Other interest expense                                                   1,359
                                                                    ------------
Earnings before taxes and fixed charges                                   $7,066
                                                                    ------------
                                                                    ------------
Ratio of earnings to fixed charges                                          5.20
                                                                    ------------
                                                                    ------------

INCLUDING INTEREST ON DEPOSITS

Fixed charges, per above                                                  $1,359
Interest on deposits                                                      15,428
                                                                    ------------
Total fixed charges and interest on deposits                             $16,787
                                                                    ------------
                                                                    ------------
Earnings before taxes and fixed charges, per above                        $7,066
Interest on deposits                                                      15,428
                                                                    ------------
Total earnings before taxes, fixed charges and
 interest on deposits                                                    $22,494
                                                                    ------------
                                                                    ------------
Ratio of earnings to fixed charges                                          1.34
                                                                    ------------
                                                                    ------------
Surplus                                                                   $5,707
                                                                    ------------
                                                                    ------------

The 1997 earnings are adequate to cover fixed charges by the amount noted above.